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                                                                   Exhibit 10.12

                                     FORM OF

                      CHANGE OF CONTROL SEVERANCE AGREEMENT

     THIS CHANGE OF CONTROL SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the ____ day of ___, 2006, by and between Suntron Corporation, a Delaware corporation (the "Company"), and ________ (the "Executive").

                                    RECITALS:

     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change of Control (as defined below) of the Company.

     The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control, to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation arrangements upon a Change of Control which provide the Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

                                    Agreement

     NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, IT IS HEREBY AGREED AS FOLLOWS:

          1. Certain Definitions.

          (a) The "Effective Date" shall be the first date during the "Change of Control Period" (as defined in Section 1(b)) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if the Executive's employment with the Company is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination.

          (b) The "Change of Control Period" is the period commencing on the date hereof and ending on the first anniversary of such date.

          2. Change of Control. For the purpose of this Agreement, a "Change of Control" shall mean the occurrence of any of the following events: (i) a reorganization, merger or consolidation with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's (or entity's) then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, merger, or consolidation, (ii) a liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

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          3. Employment Period.

     The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period").

          4. Terms of Employment.

          (a) Position and Responsibilities.

               (i) During the Employment Period, (1) the Executive's position and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 180-day period immediately preceding the Effective Date, and (2) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than fifty (50) miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees, (2) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (3) manage personal investments, so long as such activities listed in clauses (1) - (3) do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that the Board was aware of any such activities conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Compensation.

               (i) Base Salary. During the Employment Period, the Executive shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid or payable to the Executive by the Company during the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Base Salary shall be reviewed at least annually and shall be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company. Any increase in Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Base Salary shall not be reduced after any such increase.

               (ii) Incentive, Savings and Retirement Plans. In addition to Base Salary and Annual Bonus payable as hereinabove provided, the Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company (including its successors or assigns) and its affiliates, in each case comparable to those in effect on the Effective Date or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 180-day period immediately preceding


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the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives.

               (iii) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives.

               (iv) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in connection with the business of the Company in accordance with the most favorable policies, practices and procedures of the Company in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

               (v) Fringe Benefits. During the Employment Period, the Executive shall be entitled to fringe benefits in accordance with the most favorable plans, practices, programs and policies of the Company in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives.

               (vi) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided at any time thereafter with respect to other key executives of the Company.

               (vii) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices provided to the Executive by the Company as in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect at any time thereafter with respect to other key executives of the Company.

          5. Termination

          (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of "Disability" set forth below), it may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a mental or physical incapacity, illness or disability which renders the Executive unable to perform his duties and responsibilities for the Company and which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably).

          (b) Cause. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" shall mean (i) the failure or refusal of the Executive to perform


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the duties or render the duties reasonably assigned to him from time to time by the Company, (ii) gross negligence or willful misconduct by the Executive in the performance of his duties as an employee of the Company, (iii) the charging or indictment of the Executive in connection with a felony or crime involving moral turpitude, (iv) the association, directly or indirectly of the Executive, for his profit or financial benefit, with any person, firm, partnership, association, entity or corporation that competes, in any material way, with the Company, (v) the disclosing or using of any material confidential information or trade secrets of the Company at any time by the Executive, except as required in connection with his duties to the Company, (vi) the breach by the Executive of his fiduciary duty or duty of trust to the Company, including the commission by the Executive of an act of fraud, personal dishonesty or embezzlement against the Company, (vii) chronic absenteeism, (viii) substance abuse, or (ix) any other breach by the Executive of any of the terms or provisions of this Agreement or any other agreement between the Company and the Executive, which other breach is not cured within ten (10) business days of notice by the Company.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for "Good Reason." For purposes of this Agreement, "Good Reason" means:

               (i) the assignment to the Executive of any duties that are materially inconsistent with the Executive's duties at the Company prior to the Change of Control, or any other action by the Company which results in a diminution in the Executive's responsibilities at the Company from those in effect immediately prior to the Change of Control, excluding for this purpose
(i) any transfer or promotion to a position of equal or enhanced responsibility and (ii) any isolated, insubstantial or inadvertent action that is remedied by the Company within thirty (30) days after receipt of notice thereof given by the Executive;

               (ii) any material breach by the Company of the provisions of
Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company's requiring the Executive to be based at any office or location other than that described in Section 4(a)(i)(2) hereof, except for travel reasonably required in the performance of the Executive's responsibilities consistent with practices in effect prior to the Effective Date; or

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

          (d) Notice of Termination. Any termination by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 10(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

          (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if the Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Executive receives the Company's notice of such termination, and (ii) if the Executive's employment is terminated by reason of death or Disability, the Date


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of Termination shall be the date of death of the Executive or the Disability
Effective Date, as the case may be.

          6. Obligations of the Company upon Termination

          (a) Death. If during the Employment Period the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, and (ii) any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i) and (ii) are hereinafter referred to as "Accrued Obligations"). All such Accrued Obligations shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to the most favorable benefits provided by the Company to surviving families of executives of the Company under such plans, programs, practices and policies relating to family death benefits, if any, in accordance with the most favorable plans, programs, practices and policies of the Company in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect on the date of the Executive's death with respect to other key executives of the Company and their families.

          (b) Disability. If during the Employment Period the Executive's employment is terminated by reason of the Executive's Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination. Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to the most favorable of those provided by the Company to disabled employees and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, in accordance with the most favorable plans, programs, practices and policies of the Company in effect at any time during the 180-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive's family, as in effect at any time thereafter with respect to other key executives and their families.

          (c) Cause; Other than for Good Reason. If during the Employment Period the Executive's employment shall be terminated by the Company for Cause, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive the Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive (together with accrued interest thereon) and other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination. If the Executive terminates his employment other than for Good Reason during the Employment Period, this Agreement shall terminate without further obligation to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.

          (d) Good Reason; Other Than for Cause or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, Disability or death, or if the Executive shall terminate his employment for Good Reason, then the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:


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                    1. to the extent not theretofore paid, the Executive's Base
Salary through the Date of Termination; and

                    2. the product of two (2) times the sum of (i) the Base Salary and (ii) the maximum bonus payable to the Executive from the Company with respect to the fiscal year in which the Effective Date occurs; and

                    3. in the case of compensation previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                    4. all other amounts accrued or earned by the Executive through the Date of Termination and amounts otherwise owing under the then existing plans and policies at the Company.

          (e) Termination Before or After Employment Period. If the Executive's employment with the Company terminates or is terminated either before or after the Employment Period, then the provisions of paragraphs (a) through (d) of this Agreement shall not apply, and the rights and obligations of the Executive and the Company relating to such termination of employment shall be determined without regard thereto.

          (f) Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

          7. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          8. Successors.

          (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


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          9. Miscellaneous

          (a) This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               If to the Executive:

               _____________________________
               c/o Suntron Corporation
               2401 West Grandview Road
               Phoenix, Arizona 85023

               If to the Company:

               Suntron Corporation
               2401 West Grandview Road
               Phoenix, Arizona 85023
               Attention: President

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

          (f) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

          (g) The Executive and the Company acknowledge that, except as set forth in any written employment agreement between the Executive and the Company and effective from and after the date hereof, the employment of the Executive by the Company is "at will," and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time. Upon a termination of the Executive's employment prior to the Effective Date, there shall be no further rights of the Executive under this Agreement.


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     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused this agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                       -----------------------------------------
                                       [executive]


                                       SUNTRON CORPORATION


                                       By:
                                           -------------------------------------
                                           Hargopal Singh
                                           President and Chief Executive Officer


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The form of Change of Control Severance Agreement was executed by the following persons on the dates indicated:

NAME              TITLE                               DATE OF EXECUTION
----              -----                               -----------------
Thomas B. Sabol   Chief Financial Officer             February 14, 2006

James A. Doran    Vice President, Chief Accounting    May 16, 2006
                  Officer, Controller and Secretary

Oscar A. Hager    Vice President of Information       May 16, 2006
                  Technology and Administration


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